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                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION

                                      * * *

1. The name of the corporation is "Credit and Asset Repackaging Vehicle Corporation" (hereinafter referred to as the "Corporation").

2. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage exclusively in the following activities:

         (a) To acquire, own, hold, sell, transfer, pledge or otherwise dispose of, or to arrange for the Trusts (as defined below) to acquire, (1) interests in bonds, notes, debentures or other debt securities, loans or other extensions of credit or evidences of indebtedness, instruments, contract rights and other financial assets, created, issued, owing or guaranteed by any person or persons located anywhere in the world ("Debt Securities") and (2) any combination of insurance policies, letters of credit, reserve accounts and other types of rights or other assets designed to assure the servicing or timely distribution of amounts due in respect of the Debt Securities or other property held by the Trusts (collectively, "Credit Support");

         (b) To act as settlor or depositor of trusts (each, a "Trust") formed under trust agreements, pooling and servicing agreements or other agreements (each, a "Trust Agreement") to issue one or more series (each of which may consist of one or more classes) of trust certificates (the "Certificates"), including without limitation pursuant to one or more Trust Agreements upon standard terms (the "Standard Terms") to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration and offering of the Certificates under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement (the "Registration Statement") and a prospectus (as supplemented from time to time, the "Prospectus") to be prepared filed by the Corporation, which Certificates shall represent beneficial interests in the Debt Securities, any Credit Support and other property held by the related Trust;


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         (c)      To the extent appropriate, to cause the Trusts to enter into derivative transactions pursuant to swap agreements (each, a "Swap Agreement") in a form to be filed with the SEC in connection with the registration and offering of the Certificates under the Securities Act;

         (d) To register the Certificates on behalf of each Trust with the SEC under the Registration Statement and to comply with reporting, filing and other requirements applicable to the Trusts under the Securities Act and the Securities Exchange Act of 1934, as amended, and to participate in the sale and distribution of the Certificates through one or more broker-dealers (including Affiliates of the Corporation) pursuant to one or more purchase, underwriting or distribution agreements (the "Distribution Agreements") (the Trust Agreements, together with the Registration Statement, the Prospectus, the Swap Agreements, the Distribution Agreements and other agreements and documents related to the formation of the Trusts and the issuance and distribution of Certificates, the "Program Documents");

         (e) To hold, pledge, transfer or otherwise deal with (i) the Certificates, including Certificates representing a senior interest, subordinated interest or residual interest in one or more of the assets comprising the property held by the related Trust, (ii) any interest in such property that is not evidenced by the Certificates (a "Retained Interest") and
                  (iii) any option or other right with respect to the Certificates or the property held by the related Trust;

         (f) To loan or invest or otherwise apply proceeds from Debt Securities, funds received in respect of the Certificates (including Certificates representing senior interests, subordinated interests or residual interests), Retained Interests and any other income;

         (g) To borrow money and otherwise incur indebtedness to facilitate any activity authorized herein and to pledge or otherwise grant security interests in its property to secure such borrowing, provided (i) recourse with respect to all such indebtedness is limited to the proceeds of collateral pledged by the Corporation to secure such indebtedness and (ii) the terms of such indebtedness prohibit the creditor from filing or joining in the filing of any complaint or petition with respect to the Corporation and any of the matters set forth in Paragraph 8(a) below;

         (h)      To issue capital stock as provided for herein; and

         (i) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the "Corporation Law"), provided such act or activity is incidental to and necessary or convenient for the accomplishment of the foregoing purposes.


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4.       The total number of shares of common stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such share is One Dollar ($1.00), amounting in the aggregate to One Thousand ($1,000) Dollars.

5.       The name and mailing address of the incorporator is:

                  Frank Ochsenfeld
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, NY 10004-2498

6.       (a)      As used in this Certificate of Incorporation: (i) a "Person"
                  is an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture, government
                  (including any agency or subdivision thereof) or any other entity; (ii) an "Affiliate" of a Person is a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; and (iii) an "Associate," when used to indicate a relationship with any Person, is (A) a corporation or organization of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (B) any trust or other estate in which such Person serves as trustee or in a similar capacity and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         (b) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. At any given time, the Corporation will have at least one member of the Corporation's Board of Directors (herein referred to as the "Independent Director") and at least one officer (herein referred to as the "Independent Officer"), in each case that is an individual who is not (and is not an Associate of), and for a twelve-month period prior to election or appointment, as the case may be, has not been, a direct, indirect or beneficial holder of two percent or more of any class of equity securities or a director, officer or employee of any Affiliate of the Corporation. The same individual may serve both as an Independent Director and an Independent Officer.

         (c) No Independent Director serving pursuant to the requirements of this Paragraph 6 shall, with regard to any matter described in Paragraph 8 below, owe a fiduciary duty or other obligation to the stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction); instead, such Independent Director's fiduciary duty and other obligations with regard to any matter described in Paragraph 8 below shall


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                  be owed to the Corporation including, without limitation, the
                  Corporation's creditors. Every stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, and no further act or deed of any stockholder shall be required to evidence such consent. In addition, no Independent Director may be removed unless his or her successor has been duly elected.

         (d) The Corporation's Board of Directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (a) for any breach by such director of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

         No repeal, modification or amendment of, or adoption of any provision inconsistent with this Paragraph 7 nor, to the full extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment, adoption or modification or affect the liability of any director of the Corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

         If the Corporation Law shall be amended after this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he or she is not liable immediately prior to such amendment, shall be free of liability to the full extent permitted by the Corporation Law as so amended.

8. The Corporation shall not, without the affirmative vote of each member of the Corporation's Board of Directors, including the affirmative vote of the Independent Director:

         (a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or similar law or statute of any jurisdiction, whether now or hereafter in effect, consent or acquiesce in the filing of


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                  any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, admit its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or authorize any of the foregoing to be done or taken on behalf of the Corporation;

         (b) be a party to any merger or consolidation or sell, transfer, assign, convey or lease any substantial part of the assets of the Corporation, unless the entity (if other than the Corporation) formed under or surviving the consolidation or merger or which acquires the properties or assets of the Corporation is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, expressly assumes the due and punctual payment of, and all obligations of the Corporation in connection with, indebtedness of the Corporation permitted by this Certificate of Incorporation, has a certificate of incorporation containing provisions substantially identical to the provisions of Paragraphs 3, 6, 8, 9 and 10 hereof, and, immediately after giving effect to the proposed merger, consolidation or transfer, no default or event of default under any obligation of the Corporation would occur and be continuing; or

         (c)      dissolve or liquidate, in whole or in part;

         provided that if there is not one Independent Director then in office and acting, a vote upon any matter set forth in this Paragraph 8 shall not be taken unless and until one Independent Director shall have been duly elected.

9. Without the affirmative vote of each member of the Corporation's Board of Directors, including the affirmative vote of the Independent Director, the Corporation shall not amend Paragraph 3, 6, 8 or 10 hereof or this Paragraph 9 (together, the "Independent Director Provisions") or any By-laws of the Corporation related to the Independent Director Provisions; provided that if there is not one Independent Director then in office, no vote upon any matter set forth in this Paragraph 9 shall be taken unless and until one Independent Director shall have been duly elected.

10. The Corporation shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that the Corporation is an entity with assets and liabilities distinct from those of Goldman, Sachs & Co. ("Goldman Sachs"), its other Affiliates and any other Person, and that the Corporation is not a division of Goldman Sachs, its other Affiliates or any other Person. Without limiting the generality of the foregoing, the Corporation shall take the following actions:


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         (a)      The Corporation shall compensate each of its employees,
                  consultants and agents from the Corporation's own funds for services provided to the Corporation, except as provided in any services agreement between the Corporation and Goldman Sachs or its other Affiliates (each, a "Services Agreement"). Goldman Sachs or its other Affiliates may act as agents of the Corporation only through express agencies created by arm's length agreements and any such agencies will be conducted only on a fully disclosed basis and for fair compensation. Accountants and attorneys will be fairly compensated by the Corporation for their fees and other charges as agreed to by the Corporation and such accountants or attorneys as applicable.

         (b) The Corporation shall pay from its own assets all obligations of any kind incurred by the Corporation, recognizing, however, that certain organizational expenses of the Corporation have been or shall be paid by Goldman Sachs or its other Affiliates.

         (c) The Corporation shall take all appropriate action necessary to maintain its existence in good standing under the laws of the State of Delaware. The Corporation shall conduct its own business in its own name and shall observe all customary formalities, including holding regular meetings of its Board of Directors and its stockholders and maintaining current minute books. Regular meetings of the Board of Directors shall be held at least annually.

         (d) The Corporation shall allocate fairly and reasonably any overhead for shared office space.

         (e) The Corporation shall maintain financial reports, corporate records and books of account separate from those of any other Person, and stationery, invoices and business forms that are separate and distinct from those of any other Person.

         (f) Any financial statements of any Affiliate of the Corporation which are consolidated to include the Corporation shall contain detailed notes clearly stating that (i) all of the Corporation's assets are owned by the Corporation and (ii) the Corporation is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of the Corporation's assets prior to any asset of the Corporation becoming available to the holder of any stock of the Corporation.

         (g) The Corporation shall not commingle its assets with those of any of its Affiliates. The Corporation's assets shall be separately identified and segregated. All of the Corporation's assets shall at all times be held by or on behalf of the Corporation, and, if held on behalf of the Corporation by another entity, shall be kept identifiable (in accordance with customary


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                  usages) as assets owned by the Corporation. The Corporation shall strictly observe corporate formalities in its dealings with each of its Affiliates. The Corporation shall not maintain joint bank accounts or other depository accounts to which any of its Affiliates has independent access.

         (h) The Corporation shall not, directly or indirectly, be named and shall not enter into an agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any of its Affiliates.

         (i) The Corporation shall maintain arm's length relationships with each of its Affiliates. All business transactions entered into by the Corporation with any of its Affiliates shall be on terms that are not more or less favorable to the Corporation than the terms and conditions that could have been obtained, under similar circumstances, from unaffiliated persons. In addition, except for transactions under any Services Agreement, purchases of Debt Securities or Credit Support by the Corporation for the purposes of the formation of Trusts and issuance of Certificates pursuant to the Program Documents, derivative transactions under Swap Agreements, sales of Certificates by the Corporation to or through its broker-dealer Affiliates pursuant to a Distribution Agreement and other transactions contemplated by the Program Documents in the ordinary course of the Corporation's business, all business transactions entered into by the Corporation with any of its Affiliates shall be approved by the unanimous written consent of the Corporation's Board of Directors. The Corporation shall pay its own liabilities out of its own funds. Neither the Corporation nor any of its Affiliates shall guarantee the debts of the other, shall pledge, or grant a security interest in or lien upon, its assets for the benefit of the other, or shall be or shall hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

         (j) The annual financial statements of the Corporation shall disclose, in accordance with generally accepted accounting principles, any transactions between the Corporation and any of its Affiliates.

         (k) The Corporation shall retain as its auditors a nationally recognized firm of certified public accountants.


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         I, THE UNDERSIGNED, being the incorporator named herein, for the purpose of forming a corporation pursuant to the Corporation Law, do make this Certificate of Incorporation, declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have set my hand this twenty first day of June, 2001.

                                             ______________________________
                                             Frank Ochsenfeld
                                             Sole Incorporator



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